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                                                              EXHIBIT 10 (ddddd)

                               Norand Corporation
                        Incentive Stock Option Agreement

Name: N. Robert Hammer

THIS AGREEMENT sets forth the terms of a stock option granted under the Norand Corporation Long-Term Performance Program (the "Plan").

In consideration of the continuing services of Optionee and the covenants set forth in this Agreement, the Company has granted to Optionee an option (the "Option") to purchase 100,000 shares of the Company's Common Stock, $.01 par value, subject to the restrictions and conditions of this Agreement and the terms of the Plan, which are hereby incorporated by reference herein. Each such share shall be purchased at a price equal to the closing price for a share of Common Stock on September 24, 1996, as reported by NASDAQ (the "Option Price"). The Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code; provided, however, that to the extent that the terms of this Option do not satisfy the requirements of Section 422, the Option shall be a non qualified option.

     Date of Grant:      September 24, 1996
     Per share Option: $16.00
     Shares Granted:     100,000
     Grant Number:

Optionee hereby agrees that the Option to acquire shares of the Company's common stock is granted pursuant to and in accordance with the terms of the Company's Long-Term Performance Program and the Stock Option Grant Agreement (such Stock Option Grant Agreement being attached hereto as Exhibit A)(the "Agreement"), both of which are incorporated herein and made an integral part of this Agreement, and Optionee further acknowledges receipt of a copy of the Company's Long-Term Incentive Prospectus and the Company's Stock Option Agreement.

This Agreement consists of the face page and the terms and conditions attached hereto.

     IN WITNESS WHEREOF, this Agreement has been executed by Optionee, and for the Company by its duly authorized officer, on the date indicated below.

                                    N. Robert Hammer
-------------------------          -------------------------------------
DATE                               OPTIONEE

                                         Norand Corporation

                                         By:  James Harrington
                                            ----------------------------
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                               Norand Corporation
                        Incentive Stock Option Agreement
                                   Appendix A

THIS AGREEMENT sets forth the terms of a stock option granted under the Norand Corporation Long-Term Performance Program (the "Plan").

1. Rights of Participant. The Option shall entitle Optionee to purchase shares of Common Stock if applicable conditions are satisfied prior to the cancellation, termination or surrender of the Option. The Option shall not entitle Optionee to any other rights, including but not limited to any rights as a stockholder of the Company.

2. Exercise of Option. Unless accelerated in the discretion of the Compensation Committee of the Board of Directors of the Company (the "Committee") or as otherwise provided herein or under the terms of the Plan, the Option shall first become exercisable on the last day of the 114th month following the Grant Date of the Option. Notwithstanding the preceding sentence:

     (a) the Option shall become exercisable in full upon the occurrence of a Change in Control (as defined below) of the Company upon a Change in Control (as defined below) of the Company which occurs prior to the tenth anniversary of the Date of Grant of the Option and prior to the expiration date of the Option, the Option shall immediately become fully exercisable; provided, however, that no such acceleration shall occur upon a Change in Control to the extent it is determined that such acceleration will adversely affect pooling-of-interest accounting method to be applied to any transaction constituting a Change in Control; and

     (b) the Option shall become exercisable in accordance with the terms and conditions described in and to the extent provided in that certain letter dated October 11, 1996 from the Committee to the Optionee, which letter is incorporated herein by reference.

     Notwithstanding any other provision of the Agreement or of the Plan, if the Option becomes exercisable for the first time during a calendar year under the foregoing provisions with respect to share with a fair market value in excess of $100,000 (determined by aggregating all plans of the Company and its subsidiaries), the Option shall be a non qualified stock option with respect to shares in excess of such limitation.

     For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred for purposes of this Agreement if:

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            (1)  any "Person", as such term is used in Section 13(d) and 14(d)
                 of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities having the right to vote for the election of directors;

            (2) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 15% of the Company's then outstanding securities having the right to vote for the election of directors. or

            (3) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     Once a Change in Control has occurred for purposes of this Agreement, no future events will constitute a Change in Control for purposes of this Agreement.

3. Expiration of Option. The Option shall expire as to all shares on the earlier of (a) the tenth anniversary of the Date of Grant of the Option, (b) the date that is 90 days after the employment of Optionee with the Company and all subsidiaries terminates for any reason other than death or disability, or (c) the first anniversary of the date the employment of Optionee with the Company and all subsidiaries terminates by reason of disability or by reason of death. If the Optionee is an officer or director of the Company or an employee in Band E or higher, this grant will not be effective until a Norand Employee Confidentiality and Invention Assignment Agreement is signed and returned to the Norand Account Manager, Client Services, StockPlan, Inc.


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4.       Transferability.  The Option may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

5. Procedure for Exercise. Subject to the terms of paragraph 3, the Option may be exercised in whole or in part by filing a written notice in accordance with the prospectus prior to the date the Option expires. Such notice shall specify the number of shares of Common Stock that the Optionee elects to purchase and shall be accompanied by payment of the Option Price for each such share of Common Stock. Subject to the provisions of the following sentence, payment of the Option Price (including applicable withholding taxes in accordance with paragraph 7 next below) shall be by cash or by certified or cashier's check payable to the Company. At the Optionee's election, all or a portion of such Option Price may be paid by delivery of shares of Common Stock of the Company having an aggregate fair market value which is equal to the amount of cash which would otherwise be required.

6. Withholding Taxes. Upon the exercise of the Option, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. The Optionee may satisfy the obligations of this Section by surrendering shares of Common Stock to the Company or having shares withheld by the Company with an aggregate fair market value equal to the amount required to be withheld.

7. Administrative Rules. The Option shall be governed by such administrative regulations as the Committee shall from time to time adopt.

8.       Miscellaneous.

                 (a) Amendment and Termination. The Committee may from time to time alter, amend or suspend the Plan or the Option, or may at any time terminate the Plan. No action taken by the Committee may materially and adversely affect the Option without the consent of Optionee.

                 (b) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan, this Agreement, and the Option represented hereby shall be determined in conformity with the internal laws of the State of Iowa.
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                 (c)  Notices.  Every direction, revocation or notice
         authorized or required hereunder shall be deemed delivered to the Company (i) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to the Optionee (i) on the date it is personally delivered to him or her, or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.